UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2010 (September 23, 2010)

PLX Technology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25699	94-3008334
(Commission File Number)	(I.R.S. Employer Identification No.)

870 W. Maude Avenue, Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

(408) 774-9060

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                            Entry into a Material Definitive Agreement

On September 23, 2010, PLX Technology, Inc. (“PLX”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Tunisia Acquisition Sub, Inc., a wholly-owned subsidiary of PLX (“Merger Sub”), Teranetics, Inc. (“Teranetics”) and Nersi Nazari as the Stockholder Representative as defined in the Merger Agreement.

Subject to the terms and conditions of the Merger Agreement, PLX is to acquire all the outstanding shares of Teranetics’ capital stock.  Under the Merger Agreement, the acquisition is to be effected pursuant to a merger of Merger Sub into Teranetics, with Teranetics continuing as the surviving corporation and a wholly-owned subsidiary of PLX (the “Merger”).

•                                          Pursuant to the Merger Agreement, PLX is to (i) acquire all outstanding shares of Teranetics in exchange for consideration, including cash and an issuance of promissory notes and PLX common stock, in the aggregate of approximately $36 million in value, and (ii) assume or pay on Terantetics’ behalf $18 million of Teranetics’ corporate obligations upon closing of the Merger, and thus, pursuant to the Merger, PLX will provide various consideration, and assume liabilities, in the aggregate of approximately $54 million.

•                                          The approximately $36 million in value that will be provided by PLX as consideration for acquiring the Teranetics shares consists of the following:

•                                          The issuance of 7,400,000 shares of newly issued PLX Common Stock, which, based on the closing price of PLX common stock on September 23, 2010 of $3.73, equates to an aggregate value of approximately $27.6 million;

•                                          A cash payment of approximately $1 million; and

•                                          The issuance of two promissory notes in the aggregate amount of approximately $6.9 million; one note is to be for the principal amount of approximately $1.5 million and is due 3 years after the closing of the Merger, and the other note is to be for the the principal amount of $5.4 million and is due 12 months after the closing of the Merger (this $5.4 million note is to be delivered into an escrow fund that may be used to satisfy indemnity obligations owed to PLX).

•                                          The approximately $18 million of Teranetics corporate obligations that PLX will assume or pay on Terantetics’ behalf in connection with the Merger consists of the following:

•                                          outstanding loans previously advanced to Teranetics by third parties, which are to repaid upon the closing of the Merger;

•                                          expenses incurred by Teranetics for professional fees in connection with the Merger, which are to be paid upon the closing of the Merger; and

•                                          cash bonuses payable to Teranetic’s employees.

•                                          Outstanding Teranetics employee stock options will be cancelled without consideration.

PLX also made a bridge loan to Teranetics in the amount of $1 million prior to entering into the Merger Agreement, which loan will remain an outstanding obligation of Teranetics upon the consummation of the Merger.

PLX expects that the Merger will be completed in early October 2010.  PLX cannot assure that the Merger will be consummated in that time period.

The consummation of the Merger is subject to closing conditions, which include, among other things requisite approval defined in the Merger Agreement by the holders of Teranetic’s outstanding capital stock, and compliance with certain covenants.

The foregoing description of certain terms and conditions of the Merger Agreement is not intended to be a complete discussion of all of the terms and conditions, and is qualified in its entirety by reference to the full text of the Merger Agreement included as an exhibit with this report.

The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of that agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations and standards of materiality defined by the contracting parties that differ from those applicable to investors.  In addition, the statements in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged, which has been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Accordingly, investors should not rely on the representations and warranties set forth in the Merger Agreement as characterizations of the actual state of facts.

Item 2.03                                            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

Pursuant to the Merger Agreement, PLX is obligated to issue two promissory notes and make cash payments described above in Item 1.01.  The disclosures set forth in Item 1.01 are incorporated by reference herein.

Item 3.02.                                         Unregistered Sales of Equity Securities.

Upon consummation of the Merger, the 7,400,000 shares of PLX Common Stock and the two promissory notes described above in Item 1.01 will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Act”) by reason of Section 4(2) thereof and/or Regulation D promulgated under the Act.  PLX has agreed to file a registration statement on Form S-3 covering the resale of the shares after the closing of the Merger, as more fully described in Section 5.11 of the Merger Agreement.

Item 7.01                                            Regulation FD Disclosure.

On September 23, 2010, PLX issued a press release announcing that PLX had entered into the Merger Agreement, a copy of which is furnished as Exhibit 99.1 hereto.  The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                                            Financial Statements and Exhibits

Exhibit 2.1 is being filed, and Exhibit 99.1 is being furnished, with this Current Report on Form 8-K:

Exhibit No.	Description
2.1

Agreement and Plan of Merger dated as of September 23, 2010, by and among PLX Technology, Inc., Tunisia Acquisition Sub, Inc., Teranetics, Inc., and Nersi Nazari in his capacity as the representative of the Securityholders. The schedules to the agreement, as set forth in the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. PLX agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

99.1	Press Release dated September 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX TECHNOLOGY, INC.
(the Registrant)

By:	/s/ Arthur Whipple
Arthur Whipple
Chief Financial Officer

Dated:	September 27, 2010

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger dated as of September 23, 2010, by and among PLX Technology, Inc., Tunisia Acquisition Sub, Inc., Teranetics, Inc., and Nersi Nazari in his capacity as the representative of the Securityholders. The schedules to the agreement, as set forth in the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. PLX agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

99.1	Press Release dated September 23, 2010.